Filed Pursuant to Rule 424(b)(7)
Registration No. 333-208801

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and neither we nor the selling stockholder are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 21, 2018.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated January 14, 2016)

2,500,000 Shares

Common Stock

The selling stockholder identified in this prospectus supplement is offering 2,500,000 shares of common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholder.

The selling stockholder has granted the underwriter a 30-day option to purchase up to 375,000 additional shares of our common stock.

Our common stock is listed on the NASDAQ Global Market, or the NASDAQ, under the symbol “BNFT”. The last reported sale price of our common stock on NASDAQ on May 18, 2018, was $36.10 per share.

We will remain an “emerging growth company” through December 31, 2018 under the federal securities laws and are eligible for reduced public company reporting requirements.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, beginning on page 2 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as well as the other information contained in such Form 10-K and Form 10-Q (which Forms 10-K and 10-Q are incorporated by reference herein), to read about factors you should consider before making a decision to invest in our common stock.

The underwriter has agreed to purchase the shares of our common stock from the selling stockholder at a price of $             per share which will result in $             proceeds to the selling stockholder before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment in New York, New York on                 , 2018.

J.P. Morgan

Prospectus Supplement dated                 , 2018.

PROSPECTUS SUPPLEMENT

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free-writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date. Our business, financial condition, results of operation and prospects may have changed since that date.

For investors outside the United States: Neither we, nor the selling stockholder, nor the underwriter have done anything that would permit this public offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus supplement outside the United States. The selling stockholder is not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 30, 2015, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3. That registration statement was declared effective on January 14, 2016.

This prospectus supplement describes the specific terms of an offering of our common stock by the selling stockholder and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The accompanying prospectus provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This means that important information is contained in other documents that are considered to be a part of this prospectus supplement. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus supplement before making an investment in our common stock. See “Incorporation of Documents by Reference” before making an investment in our common stock. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus implies that there has been no change in our affairs or that the information in this prospectus supplement or in the accompanying prospectus is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or any future prospectus supplement or free-writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, you must not rely on that information.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless the context otherwise requires, we use the terms “Benefitfocus”, “the Company”, “our company”, “we”, “us”, and “our” in this prospectus supplement to refer to the consolidated operations of Benefitfocus, Inc. and its consolidated subsidiaries as a whole.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. Before investing in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, any applicable additional prospectus supplement or free-writing prospectus we file with the SEC and the information incorporated herein by reference, including the financial data and related notes and the sections entitled “Risk Factors”.

Overview

Benefitfocus provides a leading cloud-based benefits management platform for consumers, employers, insurance carriers, and brokers. The Benefitfocus Platform simplifies how organizations and individuals shop for, enroll in, manage and exchange benefits. Our employer and insurance carrier customers rely on our platform to manage, scale and exchange benefits data seamlessly. Our web-based platform has a user-friendly interface designed to enable the insured consumers to access all of their benefits in one place. Our comprehensive solutions support core benefits plans, including healthcare, dental, life, and disability insurance, and voluntary benefits offerings such as income protection, digital health and financial wellness. As the number of employer benefits plans has increased, with each plan subject to many different business rules and requirements, demand for the Benefitfocus Platform has grown.

The Benefitfocus Platform enables our customers to simplify the management of complex benefits processes, from sales through enrollment and implementation to ongoing administration. It provides consumers with an engaging, highly intuitive, and personalized user interface for selecting and managing all of their benefits via their desktop browsers or mobile devices. Employers use our solutions to streamline benefits processes, keep up with complex and changing regulatory requirements, control costs, and offer a greater variety of plans to attract, retain, and motivate their employees. Insurance carriers use our solutions to more effectively market offerings, simplify billing, and improve the enrollment process. We also provide a network of more than 1,500 benefit provider data exchange connections, which facilitates the otherwise highly fragmented interaction among employees, employers, brokers, and carriers.

We serve two separate but related market segments. The employer market consists of employers offering benefits to their employees. Within this segment, we mainly target large employers with more than 1,000 employees, of which we believe there are over 18,000 in the United States. In our other market segment, we sell our solutions to insurance carriers, enabling us to expand our overall footprint in the benefits marketplace by aggregating many key constituents, including consumers, employers, and brokers. We believe our presence in both the employer and insurance carrier markets gives us a strong position at the center of the benefits ecosystem. We have increased the number of large employer customers utilizing our solutions from 141 as of December 31, 2010 to 948 as of March 31, 2018, and the number of carrier customers from 29 as of December 31, 2010 to 55 as of March 31, 2018.

We sell the Benefitfocus Platform on a subscription basis, typically through annual contracts with our employer customers and multi-year contracts with our insurance carrier customers, with subscription fees paid monthly, quarterly and annually. The multi-year contracts with our carrier customers are generally only cancellable by the carrier in an instance of our uncured breach, although some of our carrier customers are able to terminate their respective contracts without cause or for convenience. Our software-as-a-service, or SaaS, model provides us significant visibility into our future operating results through increased revenue predictability, which enhances our ability to manage our business.

Corporate Information and Structure

We were incorporated in June 2000 as Benefitfocus.com, Inc., a South Carolina corporation. In September 2013, we reincorporated in Delaware as Benefitfocus, Inc. We have two wholly owned subsidiaries, Benefitfocus.com, Inc. and BenefitStore, Inc. Our principal executive offices are located at 100 Benefitfocus Way, Charleston, South Carolina 29492, and our phone number is (843) 849-7476. Our website address is www.benefitfocus.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement.

THE OFFERING

Common stock offered by the selling stockholder	2,500,000 shares.

Common stock to be outstanding after this offering	31,339,469 shares.

Option to purchase additional shares	To the extent that the underwriter sells more than 2,500,000 shares of common stock, the underwriter has the option to purchase up to an additional 375,000 shares from the selling stockholder. The underwriter can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

Dividend policy	We do not anticipate paying any dividends on our common stock in the foreseeable future; however, we may change this policy in the future.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference for a discussion of factors you should consider carefully before investing in our common stock.

NASDAQ trading symbol	“BNFT”.

Unless otherwise indicated, all references in this prospectus supplement to the number of shares of our common stock to be outstanding after this offering is based on 31,339,469 shares outstanding as of March 31, 2018, after giving effect to the assumptions in the following paragraph, and excludes:

•	253,905 shares of our common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $9.39 per share, all of which were vested and exercisable;

•	1,730,065 shares of common stock issuable upon vesting of restricted stock units, of which none were vested as of March 31, 2018; and

•	2,954,646 shares of our common stock available for future issuance under our stock plans.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of the option to purchase up to an additional 375,000 shares from the selling stockholder.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, which are incorporated by reference herein, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with the consolidated financial statements and the related notes in our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, before deciding to invest in shares of our common stock. If any of the risks described below or incorporated by reference herein were to materialize, our business, financial condition, results of operations, and future growth prospects could be materially and adversely affected. In that event, the market price of our common stock could decline and you could lose part or all of your investment in our common stock.

Risks Related to this Offering and Ownership of Our Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the price at which you purchase it.

The stock market historically has experienced extreme price and volume fluctuations. As a result of this volatility, you might not be able to sell your common stock at or above the price at which you purchase it. From our IPO in September 2013 through March 31, 2018, the per share trading price of our common stock has been as high as $77.00 and as low as $19.58. It might continue to fluctuate significantly in response to various factors, some of which are beyond our control. These factors include:

•	our operating performance and the operating performance of similar companies;

•	the overall performance of the equity markets;

•	changes in laws or regulations relating to the sale of health insurance;

•	announcements by us or our competitors of acquisitions, business plans, or commercial relationships;

•	any major change in our management;

•	threatened or actual litigation;

•	publication of research reports or news stories about us, our competitors, or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	large volumes of sales of our shares of common stock by existing stockholders; and

•	general political and economic conditions.

In addition, the stock market in general, and the market for Internet-related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These fluctuations might be even more pronounced in the relatively new trading market for our stock. Additionally, securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future, and the success of an investment in shares of our common stock will depend upon future appreciation in its value, if any. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders purchased their shares.

Future sales of shares of our common stock by existing stockholders could depress the market price of our common stock.

Following the completion of this offering, based on the number of shares outstanding as of March 31, 2018, 31,339,469 shares of our common stock will be outstanding. All of the 2,500,000 shares being sold in this offering will be freely tradeable immediately after this offering (except for shares purchased by affiliates) and of the remaining 28,839,469 shares outstanding as of March 31, 2018, assuming no exercise of outstanding options after March 31, 2018, 12,154,737 shares may be sold upon expiration of lock-up agreements entered into in connection with this offering 30 days after the date of this offering (subject to volume and other restrictions of Rule 144).

We have also registered an aggregate of 9,099,766 shares of our common stock that we may issue or sell under our stock plans. These shares can be freely sold in the public market upon issuance, subject to any outstanding lock-up agreements, unless they are held by “affiliates”, as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”). If a large number of these shares are sold in the public market, the sales could reduce the trading price of our common stock.

A limited number of stockholders will have the ability to influence the outcome of director elections and other matters requiring stockholder approval.

After this offering, our directors, executive officers, and their affiliated entities will beneficially own approximately 30.1% of our outstanding common stock (assuming no exercise of the underwriter’s option to purchase additional shares and no exercise of outstanding options after March 31, 2018). In particular, after this offering, GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Fund, L.P., and GS Capital Partners VI GmbH & CO. KG, which are affiliates of Goldman, Sachs & Co. LLC and which we refer to as the Goldman Funds, collectively will beneficially own approximately 11.9% of our outstanding common stock (assuming no exercise of the underwriter’s option to purchase additional shares and no exercise of outstanding options after March 31, 2018). These stockholders, if they act together, could exert substantial influence over matters requiring approval by our stockholders, including the amendment of our certificate of incorporation and bylaws, and the approval of mergers or other business combination transactions.

Additionally, the Goldman Funds, Mason R. Holland, Jr., our Executive Chairman and a director, and Shawn A. Jenkins, our Senior Advisor for Innovation and a director until April 1, 2018, entered into a voting agreement for the election of directors. After this offering, these stockholders collectively will beneficially own approximately 29.2% of our common stock (assuming no exercise of the underwriter’s option to purchase additional shares and no exercise of outstanding options after March 31, 2018). Pursuant to the voting agreement, the parties are obligated to vote all of their shares to elect two directors nominated by the Goldman Funds (for as long as the Goldman Funds hold at least 10% or more of the fully diluted equity interest in the Company’s common stock outstanding) and each of Messrs. Holland and Jenkins to our board of directors, if requested. As a result, these stockholders will have significant influence on the outcome of director elections. This concentration of ownership might discourage, delay, or prevent a change in control of our company, which could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company and might reduce our stock price. These actions may be taken even if they are opposed by other stockholders.

Provisions in our restated certificate of incorporation and amended and restated bylaws and Delaware law might discourage, delay, or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of our certificate of incorporation and bylaws and Delaware law might discourage, delay, or prevent a merger, acquisition, or other change in control that stockholders consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. These provisions might also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

•	limitations on the removal of directors;

•	advance notice requirements for stockholder proposals and nominations;

•	limitations on the ability of stockholders to call special meetings;

•	the inability of stockholders to act by written consent once The Goldman Sachs Group and its affiliates cease to own at least 35% of our voting equity;

•	the inability of stockholders to cumulate votes at any election of directors;

•	the classification of our board of directors into three classes with only one class, representing approximately one-third of our directors, standing for election at each annual meeting; and

•	the ability of our board of directors to make, alter or repeal our bylaws.

Our Board of Directors could designate the terms of and issue new series of preferred stock without stockholder approval. In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors are willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Our business is subject to changing regulations regarding corporate governance, disclosure controls, internal control over financial reporting, and other compliance areas that will increase both our costs and the risk of noncompliance.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Act, and the rules and regulations of our stock exchange. The requirements of these rules and regulations will increase our legal, accounting, and financial compliance costs, will make some activities more difficult, time-consuming, and costly, and may also place undue strain on our personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Commencing with our fiscal year ending December 31, 2014, we performed system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We also are required to disclose changes made to our internal controls and procedures on a quarterly basis. Our ongoing compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts.

In addition, we anticipate we will no longer qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, as of December 31, 2018. Accordingly, our independent registered public accounting firm will be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act in our Annual Report on Form 10-K for the year ending December 31, 2018. We will also be required to include additional information regarding executive compensation in our 2019 proxy statement and hold a nonbinding advisory vote on executive compensation at our 2019 annual meeting of stockholders. These additional reporting requirements, among others, may increase our legal and financial compliance costs and cause management and other personnel to divert attention from operational and other business matters to devote substantial time to public company reporting requirements. In addition, if we are not able to comply with changing legal requirements in a timely manner, the market price of our stock could decline and we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC, or other regulatory authorities, which would require additional financial and management resources.

Failure to develop and maintain adequate financial controls could cause us to have material weaknesses, which could adversely affect our operations and financial position.

As previously reported, in the first quarter of 2014, we identified a material weakness in internal controls over the accounting for leasing transactions which resulted in the identification of a material error in the accounting for our headquarters lease executed in May 2005. We might in the future discover other material weaknesses that require remediation. In addition, an internal control system, no matter how well-designed, cannot provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we might not be able to produce timely and accurate financial statements. If that were to happen, the market price of our stock could decline and we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC, or other regulatory authorities.

Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors, officers, and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not be effective, however, in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In the event that we are not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that our internal controls are perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

While we remain an emerging growth company, we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We anticipate we will no longer qualify as an emerging growth company as of December 31, 2018. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we continue to be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

For as long as we continue to be an emerging growth company, we intend to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved, and exemptions from the requirements of auditor attestation reports on the effectiveness of our internal control over financial reporting. We cannot predict if investors will find our common stock less attractive while we continue to rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research or reports about our business, our stock price and trading volume could decline.

The trading market for our common stock depends, to some extent, on the research and reports that securities or industry analysts publish about us and our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or change their opinion of our common stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement and the documents incorporated by reference into this prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include:

•	any expectation of earnings;

•	revenue or other financial items;

•	any statements of the plans, strategies and objectives of management for future operations;

•	factors that may affect our operating results; statements about our ability to establish and maintain intellectual property rights;

•	statements about our ability to retain and hire necessary associates and appropriately staff our operations;

•	statements related to future capital expenditures;

•	statements related to future economic conditions or performance;

•	statements as to industry trends; and

•	other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.

Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements.

We might not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section, and in the documents incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, which could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the documents that we have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Unless otherwise indicated, information incorporated by reference in this prospectus supplement (including the accompanying prospectus, any additional prospectus supplements and the information incorporated or deemed to be incorporated by reference in this prospectus supplement) concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity, and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our products. Some of the market data contained in this prospectus supplement (including the information incorporated or deemed to be incorporated by reference in this prospectus) is based on independent industry publications and other publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe and act as if the third-party data contained herein, and the underlying economic assumptions relied upon therein, are generally reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder named in this prospectus. We will, however, incur all costs associated with this offering.

SELLING STOCKHOLDER

The following table sets forth certain information as of March 31, 2018 regarding the beneficial ownership of our common stock by the selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

For purposes of the table below, applicable percentage ownership prior to and after the completion of the offering is based on 31,339,469 shares of our common stock outstanding as of March 31, 2018, and assumes the sale of all the shares to be offered by the selling stockholder and no other purchases or sales of our common stock. The underwriter has an option to purchase up to 375,000 additional shares of our common stock from the selling stockholder. For purposes of the table below, applicable percentage ownership prior to and after the completion of this offering is based on 31,339,469 shares of common stock outstanding as of March 31, 2018 and only assumes the exercise in full of the underwriter’s option where indicated.

The information in the table below with respect to the selling stockholder has been obtained from that selling stockholder. Based on information provided to us, while the selling stockholder is an affiliate of a broker-dealer, it did not purchase shares of our common stock outside the ordinary course of business or at the time of its acquisition of shares of our common stock, have any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the shares. Except as indicated in footnotes to this table, we believe that the selling stockholder named in this table has sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by it, based on information provided to us by such stockholder.

Name of Selling Stockholder	Shares Beneficially Owned before the Offering			Number of Shares Offered—No Exercise of Underwriter Option	Shares Beneficially Owned after the Offering—No Exercise of Underwriter Option(1)		Additional Number of Shares Offered—Full Exercise of Underwriter Option	Shares Beneficially Owned after the Offering—Full Exercise of Underwriter Option(1)
	Shares		Percentage		Shares	Percentage		Shares	Percentage
The Goldman Sachs Group, Inc.	6,242,946	(2)	19.9%	2,500,000	3,742,946	11.9%	375,000	3,367,946	10.7%

(1)	The selling stockholder may offer and sell all or a part of the common stock pursuant this prospectus supplement, but no estimates can be made as to the amount of shares of common stock that will be held by the selling stockholder after the completion of this offering.
(2)	Consists of (i) 801,341 shares of common stock held directly by GS Capital Partners VI Parallel, L.P., (ii) 2,423,887 shares of common stock held directly by GS Capital Partners VI Offshore Fund, L.P., (iii) 2,914,149 shares of common stock held directly by GS Capital Partners VI Fund, L.P., and (iv) 103,569 shares of common stock held directly by GS Capital Partners VI GmbH & CO. KG (collectively, the “Goldman Funds”). Affiliates of Goldman, Sachs & Co. LLC and The Goldman Sachs Group, Inc. are the general partner, managing general partner, managing partner, managing member or member of each of the Goldman Funds. Goldman, Sachs & Co. LLC is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. Goldman, Sachs & Co. LLC is the investment manager of the Goldman Funds. Joseph P. DiSabato, who has served as a member of our board of directors since 2007, is also a managing director of Goldman, Sachs & Co. LLC. The address of the Goldman Funds and Mr. DiSabato is 200 West Street, New York, New York 10282.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

APPLICABLE TO NON-U.S. HOLDERS

The following is a summary of material U.S. federal income and estate tax considerations related to the purchase, ownership, and disposition of our common stock that are applicable to a “non-U.S. holder” (defined below). This section does not address all potential U.S. federal income tax and estate tax considerations relating thereto nor does it address tax considerations applicable to other investors, such as U.S. persons (defined below). Persons considering the purchase, ownership, or disposition of our common stock are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the common stock.

This summary:

•

is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code”, Treasury regulations promulgated or proposed thereunder, judicial authority, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), each as of the date of this prospectus and each of which are subject to change at any time, possibly with retroactive effect;

•	is applicable only to non-U.S. holders who hold the shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment);

•	does not discuss the applicability of any U.S. state or local taxes, non-U.S. taxes or any other U.S. federal tax except for U.S. federal income tax and estate tax; and

•

does not address all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances or who are subject to special treatment under U.S. federal income tax laws, including but not limited to:

•	U.S. expatriates and former citizens and long-term residents of the United States;

•	banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, or other financial services entities;

•	insurance companies;

•	tax-exempt organizations;

•	governmental organizations;

•	dealers in securities;

•	partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-qualified retirement plans;

•	investors holding the common stock as part of a “straddle”, “hedge”, “conversion transaction”, or other risk-reduction transaction;

•	“controlled foreign corporations” and “passive foreign investment companies”, as defined in the Code; and

•	persons subject to the alternative minimum tax.

We have not and will not seek any rulings from the Internal Revenue Service, or IRS, regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of shares of our common stock that are different from those discussed below.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of common stock that is neither a “U.S. person” nor a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes. A “U.S. person” is:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

An individual non-U.S. citizen generally is treated as a resident for U.S. tax purposes if the individual was a lawful resident during the year, as evidenced by having a valid United States permanent resident card, USCIS Form I-511 (or “green card”). In addition, a non-U.S. citizen may in many cases be deemed to be a resident alien, as opposed to a nonresident alien, if he or she is present in the United States (as determined pursuant to the Code and applicable Treasury regulations promulgated thereunder) for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, then the U.S. federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.

Distributions to Non-U.S. Holders

Distributions of cash or property, if any, paid to a non-U.S. holder of the common stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. If the amount of a distribution exceeds both our current and accumulated earnings and profits, such excess will first constitute a nontaxable return of capital, which will reduce the holder’s tax basis in the common stock, but not below zero, and thereafter will be treated as gain from the sale of the common stock (see “—Sale or Taxable Disposition of Common Stock by Non-U.S. Holders” below).

Subject to the following paragraphs, dividends on the common stock generally will be subject to U.S. federal withholding tax at a 30% gross rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. We may withhold up to 30% of either (1) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (2) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then you may obtain a refund of that excess amount by timely filing a claim for refund with the IRS.

To claim the benefit of a reduced rate of or an exemption from U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required (1) to satisfy certain certification requirements, which may be made by providing us or our agent with a properly executed and completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalty of perjury, that the holder qualifies for treaty benefits and is not a U.S. person, or (2) if the common stock is held through certain non-U.S. intermediaries, to satisfy the relevant certification requirements of the applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your own tax advisor regarding your entitlement to benefits under a relevant income tax treaty.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment, or a fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States) (“effectively connected dividends”) are not subject to the U.S. federal withholding tax, provided that the non-U.S. holder certifies, under penalty of perjury, that the dividends paid to such holder are effectively connected dividends on a properly executed and completed IRS Form W-8ECI (or other applicable form). Instead, any such dividends will be subject to U.S. federal income tax on a net income basis in a manner similar to that which would apply if the non-U.S. holder were a U.S. person. Corporate non-U.S. holders who receive effectively connected dividends may also be subject to an additional “branch profits tax” at a gross rate of 30% on their earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business within the United States, subject to any exemption or reduction provided by an applicable income tax treaty.

Sale or Taxable Disposition of Common Stock by Non-U.S. Holders

Any gain realized on the sale, exchange, or other taxable disposition of the common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment, or fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and the non-U.S. holder’s holding period in the common stock.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates as if the holder were a U.S. person. If the non-U.S. holder is a corporation, then the gain may also, under certain circumstances, be subject to the “branch profits” tax, which is discussed above.

An individual non-U.S. holder described in the second bullet point above will be subject to a tax at a 30% gross rate, subject to any reduction or reduced rate under an applicable income tax treaty, on the net gain derived from the sale, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States for U.S. federal income tax purposes, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe we are not, have not been and will not become a “United States real property holding corporation” for U.S. federal income tax purposes. In the event that we are or become a United States real property holding corporation at any time during the applicable period described in the third bullet point above, any gain recognized on a sale or other taxable disposition of the common stock may be subject to U.S. federal income tax, including any applicable withholding tax, if (1) the non-U.S. holder beneficially owns, or has owned, more than 5% of our common stock at any time during the applicable period, or (2) our common stock ceases to be traded on an “established securities market” within the meaning of the Code. Non-U.S. holders who intend to acquire more than 5% of our common stock are encouraged to consult their tax advisors with respect to the U.S. tax consequences of a disposition of the common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends and other distributions paid to the holder and the tax withheld, if any, from those payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reporting such dividends and the tax withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or other agreement for the exchange of such information.

A non-U.S. holder will generally be subject to backup withholding, currently at a 24% rate, for dividends paid to the holder unless the holder certifies under penalty of perjury that it is not a U.S. person on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) or the holder otherwise establishes an exemption (provided that the payor does not have actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied, in which case backup withholding and information reporting obligations will be applicable).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the common stock by a non-U.S. holder within the United States or conducted through certain U.S.-related financial intermediaries, unless the holder certifies under penalty of perjury that it is not a U.S. person on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) or the holder otherwise establishes an exemption (provided that neither the broker nor intermediary has actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Non-U.S. holders should consult their own tax advisors to determine their ability to obtain a refund or credit in the event that backup withholding applies to them.

Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, the common stock will be treated as U.S.-situs property subject to U.S. federal estate tax. A unified credit amount may be available to reduce the net tax liability of a nonresident alien’s estate, but the unified credit for a nonresident alien is generally much smaller than the applicable credit for computing the estate tax of a U.S. resident. Nonresident aliens should consult their personal tax advisors regarding specific or potential implications to them of the U.S. federal estate tax

Withholding on Payments to Certain Foreign Entities

Sections 1471 to 1474 of the Code (commonly referred to as “FATCA”) and the Treasury regulations thereunder impose information reporting and withholding tax requirements for dividends and, after December 31, 2018, gross proceeds of dispositions of our common stock, paid to certain non-U.S. entities that hold shares in U.S. corporations, unless such holder has satisfied various U.S. information reporting and due diligence requirements generally relating to its U.S. owners and account holders or otherwise qualifies for an exemption from these rules. These FATCA requirements are different from, and in addition to, the beneficial owner certification requirements described above. If a non-U.S. holder is located in a jurisdiction that has an intergovernmental agreement with the United States governing FATCA, such holder may be subject to different rules. In general, to avoid a 30% withholding tax under these FATCA provisions, (1) foreign financial institutions that hold shares in U.S. corporations will be required to identify for the IRS each U.S. account owner who is a beneficial owner of such shares and to provide certain information regarding the account, and also to agree to comply with certain other diligence and reporting requirements established under FATC and, if applicable, certain intergovernmental agreements entered into between the United States and the applicable foreign jurisdiction, and (2) other foreign entities (aside from public companies) that are beneficial owners of shares will be required to identify U.S. persons who are “substantial owners” (as defined in the Code) in such foreign entity or certify that they have no such owners. Foreign entities, and other foreign persons who plan to have their shares of our common stock held through a foreign financial institution, should consider the potential applicability of these provisions by consulting with their own tax advisors.

The preceding discussion of U.S. federal income and estate tax considerations is for general information only, and is not a complete discussion of all potential tax considerations for a non-U.S. holder. It is not tax or legal advice. Each prospective investor should consult its own tax advisor regarding the particular tax consequences of purchasing, holding, and disposing of our common stock, including the consequences of any proposed change in applicable law, as well as tax consequences arising under any state, local, non-U.S., or U.S. federal tax laws.

UNDERWRITING

J.P. Morgan Securities LLC is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder and the underwriter, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase 2,500,000 shares of common stock. We will file the underwriting agreement as an exhibit to a current report on Form 8-K and incorporate it by reference in this prospectus supplement and the accompanying prospectus.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including, but not limited to:

•	the obligation to purchase all of the shares of common stock offered hereby if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholder to the underwriter are true;

•	there is no material change in our business or the financial markets; and

•	we and the selling stockholder deliver customary closing documents to the underwriter.

Commissions and Discounts

The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $             per share from the offering price. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The expenses of the offering are estimated at $325,000. We have agreed to pay expenses incurred by the selling stockholder in connection with the offering, other than the underwriting discounts and commissions.

Option to Purchase Additional Shares

The selling stockholder has granted an option to the underwriter, exercisable for 30 days after the date of this prospectus supplement, subject to the conditions contained in the underwriting agreement, to purchase up to 375,000 additional shares of common stock from the selling stockholder at the price set forth on the cover page of this prospectus supplement.

Lock-Up Agreements

In connection with this offering, we, our executive officers, directors, the selling stockholder and certain beneficial owners of 5% or more of our securities agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of any shares of our common stock for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly: (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock, or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock; or (2) make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. In addition, we have agreed that, without the prior written consent of the underwriter, we will not, during the restricted period, voluntarily effect any public report or filing with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock.

The restrictions described in the immediately preceding paragraph do not apply to: (i) transfers of shares of our common stock as a bona fide gift or gifts; (ii) transfers of shares of our common stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the signatory, or if the signatory is a trust, to its grantor or beneficiaries pursuant to its terms; (iii) transfers of shares of our common stock as a distribution to limited partners, members or stockholders of the signatory; (iv) transfers of shares of our common stock to another corporation, partnership or other business entity that controls, is controlled by or is under common control with, the signatory; (v) transfers of shares of our common stock to us pursuant to the exercise of stock options for shares that have been granted by us prior to, and are outstanding as of the date of the underwriting agreement under employee benefit plans on the terms of such plans as described in the final prospectus relating to this offering, where the shares received upon any such exercise are held by the undersigned, individually or as fiduciary, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party); (vi) transfers of shares of our common stock to us to satisfy withholding taxes for any equity award granted prior to the date of the underwriting agreement, such as upon exercise, vesting, lapse of substantial risk of forfeiture, or other similar taxable event, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party); provided that the donee, trustee, distributee, or transferee thereof, as applicable, agrees to be bound in writing by the same terms and conditions as agreed to by us, and provided further that any such donation, distribution or transfer shall not involve a disposition for value (vii) sales of common stock by certain of our executive officers and directors under trading plans established prior to the date of the lock-up agreement pursuant to Rule 10b5-1 under the Exchange Act; or (vii) us if we exercise our right to repurchase, at any time after the termination of employment or consulting relationship by an employee or consultant for any reason, any shares purchased pursuant to the exercise of options.

The underwriter in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. The underwriter may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

These stabilizing transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or a particular selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus supplement in electronic format, the information on the underwriter’s or selling group member’s web site and any information contained in any other web site maintained by the underwriter or a selling group member is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the Nasdaq Global Market

Our common stock is on the Nasdaq Global Market under the symbol “BNFT”.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any common stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are qualified investors as defined under the Prospectus Directive;

•

by the underwriter to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of common stock shall result in a requirement for us, the selling stockholder or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common stock under, the offers contemplated here in this prospectus supplement will be deemed to have represented, warranted and agreed to and with the underwriter, the selling stockholder and us that:

•	it is a qualified investor as defined under the Prospectus Directive; and

•

in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the common stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the underwriter has been given to the offer or resale or (ii) where common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such common stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in

Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina, has passed upon the validity of the shares of common stock offered under this prospectus supplement. Orrick, Herrington & Sutcliffe LLP, New York, New York is acting as counsel for the underwriter in this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act. Although this prospectus supplement, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules and regulations of the SEC. We refer you to the registration statement, information incorporated by reference therein and its exhibits for further information about us and our securities. The registration statement and its exhibits, as well as any other documents that we have filed with the SEC, may be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains the registration statement and other reports, proxy and information statements, and information that we file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above, or via our website at www.benefitfocus.com.

You may obtain a copy of any of our SEC filings, at no cost, by writing or telephoning us at:

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, SC 29492

(843) 849-7476

Attn: Paris Cavic—Vice President and General Counsel

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. We filed a registration statement on Form S-3 under the Securities Act. This prospectus supplement is a part of the registration statement, but the registration statement includes and incorporates by reference certain information as permitted by the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. You should refer to the registration statement, including any information incorporated by reference therein and the exhibits, for further information about us and our securities. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018 and March 16, 2018, respectively, including the information specifically incorporated by reference therein from our definitive proxy statement for the 2018 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 8, 2018;

•	our Current Report on Form 8-K filed with the SEC on April 2, 2018; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 4, 2013.

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” applying the full retrospective transition method to all contracts that were not completed as of January 1, 2016, the initial date of application. Accordingly, the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and incorporated by reference in this prospectus supplement, do not reflect the adoption of Topic 606. The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 provides information on the adoption of Topic 606 and the impact on the Company’s consolidated financial statements.

All documents filed after this prospectus supplement, but not furnished, by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of our common stock described in this prospectus supplement are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this registration statement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Benefitfocus, Inc., 100 Benefitfocus Way, Charleston, South Carolina 29492 or call (843) 849-7476.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

6,242,946 Shares

Common Stock

The selling stockholder named in this prospectus may offer and sell shares of our common stock from time to time in one or more offerings in amounts, at prices and on terms that will be determined at the time of such offerings. We are registering the offer and sale of the shares to satisfy certain registration rights we have granted the selling stockholder. We will not receive any of the proceeds from the sale of the shares hereunder.

The selling stockholder may sell shares of our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis. This prospectus describes the general manner in which these shares of our common stock may be offered and sold. More specific information, including the manner in which shares of our common stock may be offered and sold and the prices and the net proceeds from the sales of such common stock, will be described in one or more prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with documents we incorporate by reference, before you invest in our common stock. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement.

We are an “emerging growth company” under the federal securities laws and are eligible for reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our common stock.

Our common stock is listed on the NASDAQ Global Market, or NASDAQ, under the symbol “BNFT”.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 14, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process or continuous offering process. By using a shelf registration statement, the selling stockholder named in this prospectus may from time to time, sell shares of our common stock in one or more offerings. Each time that the selling stockholder sells securities under this Registration Statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and an applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus we file with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Documents by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. The selling stockholder is not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

We have filed or incorporated by reference exhibits to the Registration Statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless the context otherwise requires, we use the terms “Benefitfocus”, “the Company”, “our company”, “we”, “us”, and “our” in this prospectus to refer to the consolidated operations of Benefitfocus, Inc. and its consolidated subsidiaries as a whole.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of common stock may also discuss certain risks of investing in that offering. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference into this prospectus regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “predict”, “project”, “will”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

•	our ability to attract and retain customers;

•	our financial performance;

•	the advantages of our solutions as compared to those of others;

•	our ability to establish and maintain intellectual property rights;

•	our ability to retain and hire necessary associates and appropriately staff our operations; and

•	our estimates regarding capital requirements and needs for additional financing.

We might not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, and in the documents incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, which could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus, the documents incorporated by reference into this prospectus and the documents that we have filed as exhibits to the Registration Statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Unless otherwise indicated, information incorporated by reference in this prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity, and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our products. Some of the market data contained in this prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) is based on independent industry publications, including those generated by IBISWorld, Gartner, Inc., SNL Financial, The Kaiser Family Foundation and Health Research & Educational Trust, and other publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe and act as if the third party data contained herein, and the underlying economic assumptions relied upon therein, are generally reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

THE COMPANY

We provide a leading cloud-based benefits management platform that simplifies how organizations and individuals shop for, enroll in, manage and exchange benefits. Every day leading insurance companies, employers and millions of consumers rely on our platform to manage, scale and exchange benefits seamlessly. Our web-based platform has a user-friendly interface designed to enable the insured consumers to access all of their benefits in one place. Our comprehensive solutions support core benefits plans, including healthcare, dental, life, and disability insurance, and voluntary benefits plans, such as critical illness, supplemental income, and wellness programs. In an increasingly complex benefits landscape, we bring order to chaos so our clients and their employees have access to better information, make better decisions, and lead better lives.

Our principal executive offices are located at 100 Benefitfocus Way, Charleston, South Carolina 29492. The telephone number of our principal executive offices is (843) 849-7476. Our website is www.benefitfocus.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder named in this prospectus. We will, however, incur all costs associated with this Registration Statement, prospectus and any prospectus supplement.

SELLING STOCKHOLDER

The following table sets forth certain information as of November 30, 2015 regarding the beneficial ownership of our common stock by the selling stockholder listed in the table below that from time to time may offer shares of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. For purposes of the table below, applicable percentage ownership prior to and after the completion of an offering is based on 29,155,926 shares of our common stock outstanding as of November 30, 2015 and assumes the sale of all the shares held by the selling stockholder and no other purchases or sales of our common stock. However, because the selling stockholder may offer, from time to time, all, some or none of such shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling stockholder or that will be held by it after the completion of the sales.

The information in the table below with respect to the selling stockholder has been obtained from that selling stockholder. Based on information provided to us, while the selling stockholder is an affiliate of a broker-dealer, it did not purchase shares of our common stock outside the ordinary course of business or at the time of its acquisition of shares of our common stock, have any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the shares. Except as indicated in footnotes to this table, we believe that the selling stockholder named in this table has sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by it, based on information provided to us by such stockholder.

Name of Selling Stockholder	Shares Beneficially Owned before the Offering			Number of Shares Being Registered for Resale	Shares Beneficially Owned after the Offering
	Shares		Percentage		Shares	Percentage
The Goldman Sachs Group, Inc.	6,242,946	(1)	21.41%	6,242,946	0	0.0%

(1)	Consists of (i) 801,341 shares of common stock held directly by GS Capital Partners VI Parallel, L.P., (ii) 2,423,887 shares of common stock held directly by GS Capital Partners VI Offshore Fund, L.P., (iii) 2,914,149 shares of common stock held directly by GS Capital Partners VI Fund, L.P., and (iv) 103,569 shares of common stock held directly by GS Capital Partners VI GmbH & CO. KG (collectively the “Goldman Funds”). Affiliates of Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. are the general partner, managing general partner, managing partner, managing member or member of each of the Goldman Funds. Goldman, Sachs & Co. is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. Goldman, Sachs & Co. is the investment manager of the Goldman Funds. Joseph P. DiSabato, who has served as a member of our board of directors since 2007, is also a managing director of Goldman, Sachs & Co. The address of the Goldman Funds and Mr. DiSabato is 200 West Street, New York, New York 10282.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. The following description summarizes the material terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation and our bylaws, which are included as exhibits to the Registration Statement of which this prospectus forms a part, and to the provisions of applicable Delaware law.

Common Stock

As of November 30, 2015, there were 29,155,926 shares of our common stock outstanding and held by approximately 71 stockholders of record. Holders of our common stock are entitled to the following rights.

•

Dividend Rights.    Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. All dividends are non-cumulative.

•

Voting Rights.    The holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights.

•

No Preemptive or Similar Rights.    The holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

•

Right to Receive Liquidation Distributions.    Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

•	Fully Paid and Non-Assessable. All of the outstanding shares of our common stock are, and the shares of our common stock to be issued pursuant to this offering will be, fully paid and non-assessable.

•

Potential Adverse Effect of Future Preferred Stock.    The rights, preferences and privileges of the holders of common stock are subject to, and might be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further action by our stockholders. Our board can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding unless approved by the affirmative vote of the holders of a majority of our capital stock entitled to vote, or such other vote as may be required by the certificate of designation establishing the series. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of management and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

Stock Awards Available For Issuance

As of November 30, 2015, total stock awards, including options and stock rights, to exchange or purchase a total of 4,272,903 shares of common stock remain available for future issuance under our stock plans.

Warrant

On February 24, 2015, we entered into a Securities Purchase Agreement with Mercer LLC, or Mercer. At the same time, we also issued Mercer a warrant, or the Warrant, for the purchase of 580,813 shares of our common stock for $26.50 per share at any time during the 30-month term of the Warrant. Mercer is entitled to exercise the Warrant in whole or in part at any time, or from time to time, at or prior to the expiration of the 30-month term of the Warrant. In addition, the Warrant provides anti-dilution protections to Mercer, including protection in the event that we declare or pay a dividend or make a distribution of our common stock payable in our common stock, subdivide or split the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares.

Registration Rights

As of November 30, 2015, stockholders holding approximately 16,219,601 shares of our common stock had the right, subject to various conditions and limitations, to include their shares in Registration Statements relating to our securities. The holders of at least 66-2/3% of the then outstanding shares subject to these registration rights have the right to demand that we register such shares on Form S-1 under the Securities Act with respect to shares having an aggregate offering price of at least $5,000,000, and subject to other limitations. In addition, these holders are entitled to piggyback registration rights with respect to the registration under the Securities Act of shares of common stock. In the event that we propose to register any shares of common stock under the Securities Act either for our account or for the account of other security holders, the holders of shares having piggyback registration rights are entitled to receive notice of such registration and to include shares in any such registration, subject to limitations. Further, the holders of at least 5% of the shares subject to these registration rights may require us to file registration statements under the Securities Act on Form S-3 with respect to shares of common stock having an aggregate offering price, net of selling expenses, of at least $5,000,000. To the extent that we qualify as a well-known seasoned issuer at the time a requisite number of holders demand the registration of shares subject to these registration rights, we will file an automatic shelf registration statement covering the shares for which registration is demanded if so requested by the holders of such shares. These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares of common stock held by such security holders to be included in such registration. We are generally required to bear all of the expenses of such registrations, including reasonable fees of a single counsel acting on behalf of all selling holders, except underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale. Registration of any of the shares of common stock held by security holders with registration rights would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of such registration.

Right of First Offer

In connection with the Securities Purchase Agreement that we entered with Mercer, we granted Mercer a right of first offer with respect to certain new issuances of our equity securities, as have our majority stockholder and other large stockholders with respect to sales of their shares of our common stock pursuant to a Right of First Offer Agreement. In general, we and the applicable stockholders are required to offer Mercer the right to purchase any shares of our common stock or other equity securities of our company that we or such stockholders propose to issue or sell, at a price we or the stockholders, as applicable, specify, and if Mercer declines to purchase such shares or other securities at such price, we or the stockholders may issue or sell such securities to one or more third parties at a price no less than the price offered to Mercer within a specified time period. These rights of first offer are subject to the limitation on acquisitions of additional shares of common stock by Mercer under certain standstill restrictions, and are also subject to certain other exceptions, including only applying to 50% of shares or other securities proposed to be sold by any stockholder in a registered offering or certain other similar forms of sales. These rights of first offer will remain in effect until the earlier of (i) the expiration or termination of the Mercer Exchange Software as a Service Agreement between Mercer Health & Benefits LLC and us and (ii) the first date on which Mercer and its affiliates own less than (A) 75% of the shares of our common stock acquired on February 24, 2015 or (B) 5% of our common stock outstanding, in each case in this clause (ii), for a period of at least 45 consecutive days.

Certain Provisions of our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our certificate of incorporation, and our bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company.

Delaware Law.    We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by specified employee stock plans; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

•

A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control. Because the Goldman Funds beneficially held more than 15% of our shares at the time we became subject to Delaware law, our restated certificate of incorporation exempts the Goldman Funds and their affiliates from being an “interested stockholder” within the meaning of Section 203.

Certificate of Incorporation and Bylaw Provisions.    Various provisions of our certificate of incorporation and bylaws could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

Board of Directors Vacancies.    Our certificate of incorporation and bylaws authorize only our board or the stockholders at a duly called meeting for that purpose to fill vacant directorships. In addition, the number of directors constituting our board is permitted to be set only by a resolution adopted by a majority of our board. These provisions would prevent a stockholder from increasing the size of our board and then gaining control of our board by filling the resulting vacancies with its own nominees.

Classified Board.    Our bylaws provide that our board is classified into three classes of directors. This could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

Stockholder Action; Special Meeting of Stockholders.    Under our bylaws, our stockholders may no longer take action by written consent, and may only take action at annual or special meetings of our stockholders. Our bylaws further provide that special meetings of our stockholders may be called only by a majority of our board, the chairman of our board, by such other person the board expressly authorizes to call a special meeting, or by stockholders representing at least 35% of the votes entitled to be cast on any issue proposed to be considered at such special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of our notice of annual meeting provided with respect to the previous year’s annual meeting of stockholders; provided, that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier or 60 days later than such anniversary, notice by the stockholder, to be timely, must be received not earlier than the 120th day nor later to the 90th day prior to the date of such annual meeting or, if later, the 10th day following the date we publicly disclose the date of the annual meeting. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Issuance of Undesignated Preferred Stock.    Our board has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board. Our board may utilize these shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefits plans. The existence of authorized but unissued shares of preferred stock would enable our board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means. If we issue such shares without stockholder approval and in violation of limitations imposed by any stock exchange on which our stock may then be trading, our stock could be delisted.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited.

Stock Exchange Listing

Our common stock is listed on NASDAQ under the symbol “BNFT”.

PLAN OF DISTRIBUTION

The selling stockholder may sell shares of our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that the selling stockholder sells securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including: (1) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (2) the public offering price of the securities and the proceeds to the selling stockholder; (3) any options under which underwriters may purchase additional securities; (4) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (5) terms and conditions of the offering and (6) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common stock from time to time. Any agent involved in the offer or sale of our common stock, and any commissions paid to them, will be identified in a prospectus supplement. We may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholder or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be disclosed in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. The selling stockholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to any payments they are required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on NASDAQ. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of business for which they receive compensation.

Selling stockholder may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina, has passed upon the validity of the shares of common stock offered under this prospectus.

EXPERTS

The consolidated financial statements of Benefitfocus, Inc. appearing in Benefitfocus, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act. Although this prospectus, which forms a part of the Registration Statement, contains all material information included in the Registration Statement, parts of the Registration Statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the Registration Statement, information incorporated by reference therein and its exhibits for further information about us and our securities. The Registration Statement and its exhibits, as well as any other documents that we have filed with the SEC, may be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains the Registration Statement and other reports, proxy and information statements, and information that we file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above, or via our website at www.benefitfocus.com.

You may obtain a copy of any of our SEC filings, at no cost, by writing or telephoning us at:

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, SC 29492

(843) 849-7476

Attn: Paris Cavic—Vice President and General Counsel

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. We filed a Registration Statement on Form S-3 under the Securities Act. This prospectus is a part of the Registration Statement, but the Registration Statement includes and incorporates by reference certain information as permitted by the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should refer to the Registration Statement, including any information incorporated by reference therein and the exhibits, for further information about us and our securities. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 6, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed with the SEC on August 3, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 filed with the SEC on November 5, 2015;

•	our Current Reports on Form 8-K filed with the SEC on February 26, 2015, April 8, 2015, June 15, 2015; June 16, 2015, October 16, 2015; December 22, 2015 and December 23, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 2013.

In addition, all documents subsequently filed, but not furnished, by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of our common stock described in the applicable prospectus supplement are deemed to be incorporated by reference into, and to be a part of, this prospectus. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this Registration Statement.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Benefitfocus, Inc., 100 Benefitfocus Way, Charleston, South Carolina 29492 or call (843) 849-7476.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

2,500,000 Shares

Benefitfocus, Inc.

Common Stock